EXHIBIT 23.1.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of American Home Mortgage Investment Corp. on Form S-4 of our report dated July 29, 2003, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
July 29, 2003